Exhibit 99.1

SC HEALTH CORPORATION
PRO FORMA BALANCE SHEET

	Actual as of July 16,	Pro Forma		As Adjusted
	2019	Adjustments		as of July 16, 2019
		(unaudited)		(unaudited)
ASSETS
Current asset – Cash	$2,031,957	$—		$2,031,957
Cash held in Trust Account	150,000,000	22,500,000	(a)	172,500,000
		450,000	(b)
		(450,000)	(c)

Total Assets	$152,031,957	$22,500,000		$174,531,957

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$2,500	$—		$2,500
Accrued offering costs	489,625	—		489,625
Promissory note – related party	254,595	—		254,595
Total Current Liabilities	746,720	—		746,720

Deferred underwriting fee payable	5,250,000	787,500	(d)	6,037,500
Total Liabilities	5,996,720	787,500		6,784,220

Commitments and Contingencies

Ordinary shares subject to possible redemption, 14,103,523 and 16,274,773 shares as of July 16, 2019 and as adjusted as of July 16, 2019, respectively, at redemption value	141,035,230	21,712,500	(e)	162,747,730

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 180,000,000 shares authorized; 896,477 and 975,227 shares as of July 16, 2019 and as adjusted as of July 16, 2019, respectively, issued and outstanding (excluding 14,103,523 and 16,274,773 shares, respectively, subject to possible redemption)	90	225	(a)	98
		(217)	(e)

Class B ordinary shares, $0.00008 par value; 25,000,000 shares authorized; 5,562,500 shares issued and outstanding	445	—		445
Additional paid-in capital	5,002,328	22,499,775	(a)	5,002,320
		450,000	(b)
		(450,000)	(c)
		(787,500)	(d)
		(21,712,283)	(e)

Accumulated deficit	(2,856)	—		(2,856)
Total Shareholders’ Equity	5,000,007	—		5,000,007
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$152,031,957	$22,500,000		$174,531,957

See accompanying note to the pro forma balance sheet.

SC HEALTH CORPORATION
NOTE TO PRO FORMA BALANCE SHEET
(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of SC Health Corporation (the “Company”) as of July 16, 2019, adjusted for the closing of the underwriters’ over-allotment option in full and related transactions which occurred on August 2, 2019, as described below.

On August 2, 2019, the Company consummated the closing of the sale of 2,250,000 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to fully exercise their over-allotment option, generating additional gross proceeds of $22,500,000 to the Company. Each Unit consists of one share of the Company’s Class A ordinary shares and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of the Company’s Class A ordinary shares at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment, the Company consummated the private placement of an additional 450,000 warrants (the “Private Placement Warrants”) to SC Health Holdings Limited (the “Sponsor”), generating aggregate gross proceeds of $450,000 to the Company. Transaction costs amounted to $1,237,500, consisting of $450,000 in cash underwriting fees and $787,500 of additional underwriting fees, which have been deferred until the completion of the Company’s Business Combination. As a result of the underwriters’ election to fully exercise their over-allotment option, 562,500 Founder Shares are no longer subject to forfeiture. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	22,500,000
	Class A ordinary shares		225
	Additional paid-in capital		22,499,775
	To record sale of 2,250,000 Units on over-allotment option at $10.00 per Unit.

b.	Cash held in Trust Account	450,000
	Additional paid-in capital		450,000
	To record sale of 450,000 Private Placement Warrants at $1.00 per Private Placement Warrant.

c.	Additional paid-in capital	450,000
	Cash held in Trust Account		450,000
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

d.	Additional paid-in capital	787,500
	Deferred underwriting fees		787,500
	To record the liability for deferred underwriting fees on over-allotment option.

e.	Class A ordinary shares	217
	Additional paid-in capital	21,712,283
	Common Stock Subject to Redemption		21,712,500
	To reclassify ordinary shares out of permanent equity into mezzanine redeemable shares.